AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT is entered into as of June 30, 2013 (this “Amendment”), by and between RETROPHIN, INC., a Delaware corporation  (the “Company”), and Marc Panoff (the “Executive,” together with the Company, the “Parties”).

WHEREAS, the Parties entered into that certain Employment Agreement, dated as of May 7, 2013 (the “Agreement”);

WHEREAS, the Parties hereby amend the vesting schedule of the common stock granted pursuant to the Agreement; and

WHEREAS, Section 12 of the Agreement provides that the Agreement may be amended only by a written agreement of the Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.           All capitalized terms used but not otherwise defined herein have the meanings given to them in the Agreement.

2.           The Agreement is hereby amended by deleting Section 3(f) thereof and replacing it in its entirety with the following:

“Equity.  In addition to the Annual Base Salary, the Executive shall be granted, on and subject to the terms and conditions of an award agreement to be entered into between the Executive and Company (it being understood that such grant shall be conditioned upon the execution of such award agreement), 120,000 units of restricted common stock of the Company (the “Incentive Compensation”), a pro rata portion of which shall vest initially on December 31, 2013 and each quarter thereafter until the third anniversary of the execution of this Agreement; provided, however, that if the Executive is no longer employed by the Company, any Incentive Compensation that has not vested prior to the date of termination shall be immediately cancelled and not subject to further vesting.”

3.           Except as set forth expressly herein, all terms of the Agreement, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Parties.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Parties under the Agreement, nor constitute a waiver of any provision of the Agreement.

4.           This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

5.           This Amendment may be executed by one or more of the Parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

6.           This Amendment shall be binding upon and inure to the benefit of the Parties hereto, their respective successors, successors-in-titles, and assigns.

7.           This Amendment sets forth the entire understanding of the Parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

 [Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

RETROPHIN, INC.

By:	/s/ Martin Shkreli
Name: Martin Shkreli
Title: Chief Executive Officer

EXECUTIVE:

/s/ Marc Panoff
Marc Panoff